Exhibit 99.1

IFMI ANNOUNCES 2013 ANNUAL MEETING DATE

Philadelphia, May 15, 2013 – Institutional Financial Markets, Inc. (NYSE MKT: IFMI) (“IFMI”), a financial services firm specializing in credit-related fixed income investments, today announced that its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Thursday, July 25, 2013, at 9:00 a.m., local time, at the offices of Duane Morris LLP, at 1540 Broadway, New York, New York 10036. Stockholders of record at the close of business on May 24, 2013 will be entitled to notice of, and to vote at, the Annual Meeting.

In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), IFMI has determined that written notice of stockholder proposals made pursuant to Rule 14a-8 of the Exchange Act must be received by IFMI at its principal executive offices by the close of business on or before May 25, 2013 in order to be considered for inclusion in IFMI’s proxy statement for the Annual Meeting. Further, IFMI’s Bylaws provide that stockholder proposals not made pursuant to Rule 14a-8 of the Exchange Act must also be received by IFMI at its principal executive offices by the close of business on or before May 25, 2013 in order to be considered for inclusion in IFMI’s proxy statement for the Annual Meeting.

All stockholder notices should be directed to the attention of IFMI’s Secretary, at IFMI’s principal executive offices at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. Stockholder proposals must comply with IFMI’s Bylaws and the rules of the U.S. Securities and Exchange Commission regarding the inclusion of stockholder proposals in proxy materials, and any such stockholder proposal may be omitted from IFMI’s proxy statement for the Annual Meeting if not in compliance with applicable requirements.

About IFMI

IFMI is a financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. IFMI’s primary operating segments are Capital Markets and Asset Management. The Capital Markets segment consists of credit-related fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiaries, C&Co/PrinceRidge Holdings LP and JVB Financial Holdings, LLC in the United States, and Cohen & Company Financial Limited in Europe. The Asset Management segment manages assets through collateralized debt obligations, permanent capital vehicles, and managed accounts. As of March 31, 2013, IFMI managed approximately $6.2 billion in credit-related fixed income assets in a variety of asset classes including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities. For more information, please visit www.IFMI.com.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the SEC, which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from acquired businesses, and (i) unanticipated market closures due to inclement weather or other disasters. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:	Media:

Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr., 215-701-8952	James Golden, 212-355-4449
Executive Vice President and	jgolden@joelefrank.com
Chief Financial Officer investorrelations@ifmi.com

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